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                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July __, 1996 (including amendments thereto) with respect to the Common Stock of Guaranty Bancshares Holding Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 22, 1996             CARI INVESTMENT COMPANY


                                  By: /s/ Christian G. Vaccari
                                      ------------------------------
                                             CHRISTIAN G. VACCARI,
                                             President


                                      /s/ Virgil Allen
                                      -----------------------------
                                          VIRGIL ALLEN


                                      /s/ Vincent A. Cannata, Jr.
                                      -----------------------------
                                          VINCENT A. CANNATA, JR.


                                      /s/ Richard W. Cryar
                                      ------------------------------
                                          RICHARD W. CRYAR


                                      /s/ Anthony Guarisco, Jr.
                                      -------------------------------
                                          ANTHONY GUARISCO, JR.


                                      /s/ Paul M. Ordogne
                                      -------------------------------
                                          PAUL M. ORDOGNE


                                      /s/ Christian G. Vaccari
                                      -------------------------------
                                          CHRISTIAN G. VACCARI


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